Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE is made and entered into as of March 28, 2005                      by and between FANEUIL HALL MARKETPLACE, LLC, a Delaware limited liability company (as successor to Faneuil Hall Marketplace, Inc). (“Landlord”), and HARBOR GLOBAL COMPANY LTD., a limited duration company organized under the laws of Bermuda (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into a Lease dated October 26,2000, as amended by First Amendment to Lease dated as of December 13, 2000 (collectively the “Lease”), for Premises containing approximately 3,497 square feet of Rental Area, in the building known as Faneuil Hall Marketplace in Boston, Massachusetts (the “ Premises”); and

B. Landlord and Tenant desire to amend the terms and conditions of the Lease.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), paid by Landlord and Tenant, each to the other, and the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Definitions. Unless otherwise set forth in this Second Amendment to Lease, all capitalized terms shall have the same meaning as set forth in the Lease.

2. Term. The Term of the Lease is hereby extended for a period of 11 months and 21 days (“Extension Term”) commencing October 25, 2005 (“Extension Date”) and expiring October 15, 2006 (“Termination Date”).

3. Rent for Renewal Term. Effective as of the Extension Date, the Annual Basic Rent payable by Tenant shall be $160,862.00, payable in monthly installments of $13,405.17.

4. Base Operating Costs and Base Taxes. During the Extension Term (but not during any Renewal Term), Tenant shall not be obligated to pay Tenant’s Share of Increased Operating Costs or Tenant’s Fractional Share of Taxes.

5. Renewal Options. Tenant acknowledges that this extension of the Lease constitutes the exercise by Tenant of its first option to renew. Landlord acknowledges that in accordance with Section 4.3 of the Lease, Tenant has provided Landlord with evidence that Tenant’s corporate charter has been extended through the Termination Date.

6. Full Force and Effect. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FANEUIL HALL MARKETPLACE, LLC

	By:	/s/ John W. Steele III
Authorized Signatory

WITNESS:	TENANT: HARBOR GLOBAL COMPANY LTD.

/s/ Donald H. Hunter	By:	/s/ Stephen G. Kasnet
	Name:	Stephen G. Kasnet
	Its:	President

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